ERISA EXCESS BENEFIT AGREEMENT

    This AGREEMENT made and executed as of this 1st day of January, 1995, by and between The Interpublic Group of Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Employer"), and Robert L. James (hereinafter referred to as the "Executive").

                        W  I T N E S S E T H:

    WHEREAS, the Executive is a participant in the Interpublic
Retirement Account Plan (hereinafter referred to as the "Plan");

    WHEREAS, the Plan is a tax-qualified defined benefit plan and is therefore subject to the limits imposed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended ("IRC"), with respect to the amount of benefits that the Plan may provide and the amount of annual compensation that the Plan may take into account when calculating benefits (hereinafter referred to as the "Limits");

    WHEREAS, the Employer wishes to continue to provide, under the conditions specified below, the Executive with certain benefits that the Limits prevent the Plan from providing; and

    WHEREAS, the Executive has indicated his willingness to serve as a key employee of the Employer,

    NOW, THEREFORE, in consideration of the mutual promises and covenants as hereinafter set forth, the parties hereto agree as follows:

    1. If the Executive retires from the Employer on a date ("Retirement Date") on which the Executive is entitled to receive a Retirement Benefit under the Plan (other than a Vested Retirement Benefit as defined in Section 5.5 of the Plan), the Employer shall pay to the Executive an amount equal to the excess (if any) of:

    (a) the amount that would be paid to the Executive as of the Retirement Date pursuant to the Plan, if

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    (I)  the Executive retired from the Employer on the
         Retirement Date,

    (ii) the Maximum Benefit Limits (set forth in IRC Section
         415) did not apply to the Plan,

    (iii)     the Annual Compensation Limits (set forth in IRC
              Section 401(a)(17)) did not apply to the Plan after January 1, 1992, and

    (iv) the Executive's Retirement Benefit was calculated solely on the basis of the Executive's base salary and awards (if any) made to the Executive under the Employer's Management Incentive Compensation Plan ("MICP") after January 1, 1992 (determined without regard to any arrangement for the deferral of such base salary or MICP awards); over

    (b) the amount of benefits actually payable pursuant to the Plan with the Limits taken into account.

    2. Said benefit shall equal $210,637 and be payable in monthly installments of $17.553.08 under the single life annuity form of payment as of January 1, 1995.

    3. For purpose of Sections 1 through 3 hereof, the term "Employer" shall include any entity that is considered together with the Interpublic Group of Companies, Inc., as a single employer pursuant to Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time (except that the phrase ("50 percent or more" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase appears in Section 1563 (a) (1) of said Code).

    4. (a) Amounts payable by the Employer to the Executive pursuant to this Agreement shall be paid in the form of a monthly annuity to the Executive or the Beneficiary and shall be paid simultaneously with amounts paid to the Executive or the Beneficiary pursuant to the Plan; provided that the Employer shall not make a lump-sum payment of amounts due hereunder.

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  If the Executive or the Beneficiary does not receive a benefit under the Plan in the form of an annuity (because, for example, the benefit is paid in a lump sum), the amounts payable by the Employer hereunder shall be paid in the form of an immediate annuity irrevocably designated by the Executive (or by the Beneficiary if such amounts first become payable hereunder by reason of the Executive's death) from among the annuity payment options available under the Plan on the Retirement Date. The Employer will provide the Executive (or where applicable, the Beneficiary) with a description of payment options available and a payment selection form, which shall be completed and submitted to Employer no more than 90 days, and no less than 30 days, before the Retirement Date.

    (b) Amounts payable by the Employer to the Executive pursuant to this Agreement may be reduced in accordance with the following:

    (I) to take into account any increase in the Limits which may be enacted pursuant to the IRC or other regulation, from time to time, and

    (ii) by the amount of any compensation received by the Executive from the Employer (or any of its affiliates or subsidiaries) at any time subsequent to the Retirement Date pursuant to a consulting arrangement which the Executive may enter into with the Employer.

    5. This Agreement is an unfunded deferred compensation agreement between the Employer and the Executive. The obligation of the Employer to make payments to the Executive under this Agreement is a contractual obligation only. The Employer (or its assignee) may, but need not, establish a fund to be used to meet the Employer's obligations under this Agreement, or may obtain and own an insurance policy on the life of the Executive in connection with its obligations under this Agreement. In the latter case, and upon request of the Employer, Executive agrees to satisfactory completion of a physical examination in connection with such insurance policy. The assets of any such fund, if a fund is created, will at all times be subject to the

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claims of the general creditors of the Employer.  Nothing in this
Agreement shall limit the Employer's actions in dealing with any such fund or any other assets that are owned or become the property of the Employer. The Executive's rights under this Agreement are solely the rights of a general and unsecured creditor of the Employer.

    6. No payment to be made under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, breach, encumbrance, levy, or charge. Any attempt so to anticipate, alienate, sell, transfer, assign, breach, encumber, levy, or charge the same shall be void; nor shall any such payment be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Executive, his Beneficiary, or his personal representative(s).

    7. There shall be deducted from all amounts paid under this Agreement any taxes that the Employer reasonably determines are required to be withheld by any government or government agency. The Executive, his Beneficiary, or his personal representative(s) shall bear any and all taxes imposed on amounts paid under this Agreement irrespective of whether withholding is required.

    8. This agreement shall not be construed as a guarantee of continued employment by the Employer or one of its subsidiaries, nor shall any provision or condition of this Agreement waive the Employer's right to terminate the Executive's employment.

    9. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand-delivered or sent by registered or certified mail, in the case of the Employer, to Senior Vice President, Human Resources, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020; and in the case of the Executive to___________________________________________. A party may designate, by written notice to the other party, an address other than the foregoing for receipt of notices hereunder.

    10. This Agreement shall be governed by and construed under federal law and under the laws of the State of New York to the extent they are not preempted by federal law.
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    11.  The waiver by the Executive or by the Employer of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

    12. This Agreement shall inure to the benefit of, and be binding on, the parties hereto and their beneficiaries, distributees, heirs, personal representatives, and other successors in interest, including, without limitations, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Employer whether by merger, consolidation, sale or otherwise.

    13. The rights and liabilities of the Employer and the Executive under this Agreement shall be governed exclusively by the terms of this Agreement, as amended from time to time.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first hereinabove set forth.



                        THE INTERPUBLIC GROUP OF COMPANIES, INC.
                        By     C.  KENT KROEBER

                               ROBERT L.  JAMES
                             Robert L. James



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